                                 EXHIBIT 12.1


                            SOUTHERN CALIFORNIA GAS
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in millions)

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
                                                                                                      For the        For the
                                                                                                     six months    six months
                                                                                                       ended          ended
                                                                                                      June 30,      June 30,
                                                 1996       1997      1998       1999        2000       2000          2001
                                                 ----       ----      ----       ----        ----       ----          ----
Fixed Charges:

Interest                                        $   88     $  88     $  81      $  62       $  72      $  37          $  35

Interest Portion of Annual Rentals                   5         5         4          3           4          2              2
                                                ------     -----     -----      -----       -----      -----          -----

Total Fixed Charges For Purpose of Ratio        $   93     $  93     $  85      $  65       $  76      $  39          $  37
                                                ======     =====     =====      =====       =====      =====          =====

Earnings:

Pretax income from continuing operations        $  349     $ 416     $ 287      $ 383       $ 390      $ 188          $ 185
                                                ------     -----     ------     -----       -----      -----          -----

Add: Fixed charges (from above)                     93        93        85         65          76         39             37

Less: Fixed charges capitalized                      2         1         1          2           2          1              1
                                                ------     -----     ------     -----       -----      -----          -----

Fixed charges net of capitalized charges            91        92        84         63          74         38             36
                                                ------     -----     ------     -----       -----      -----          -----

Total Earnings for Purpose of Ratio             $  440     $ 508     $ 371      $ 446       $ 464      $ 226          $ 221
                                                ======     =====     =====      =====       =====      =====          =====

Ratio of Earnings to Fixed Charges                4.73      5.46      4.36       6.86        6.11       5.79           5.97
                                                ======     =====     =====      =====       =====      =====          =====
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